UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2014

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (502) 366-3452

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Industrial Services of America, Inc. (the “Company”) on October 15, 2014, shareholders (1) elected each of the seven Company nominees to serve a one year term on the Company’s Board of Directors, (2) ratified the appointment of Mountjoy Chilton Medley LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and (3) approved the issuance of options to purchase 1,500,000 shares of the Company’s Common Stock to Algar, Inc. The results of the voting are shown below.

Proposal 1-Election of Board of Directors

Company Nominees	Votes For	Votes Withheld	Broker Non-Votes
Orson Oliver	4,682,069	3,091	2,571,880
Albert Cozzi	4,615,157	70,003	2,571,880
Ronald Strecker	4,534,737	150,423	2,571,880
Francesca Scarito	4,676,909	8,251	2,571,880
Sean Garber	4,372,434	312,726	2,571,880
Vince Tyra	4,516,709	168,451	2,571,880
William Yarmuth	4,494,309	190,851	2,571,880

Proposal 2-Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain	Broker Non- Votes
7,219,245	31,367	6,428	—

Proposal 3-Approval of the Issuance of Options to Purchase 1,500,000 Shares of Common Stock to Algar, Inc.

Votes For	Votes Against	Abstain	Broker Non- Votes
4,359,803	312,494	12,863	2,571,880

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date: October 17, 2014	By:	/s/ Alan Schroering
Alan Schroering
Vice President of Finance and Interim Chief Financial Officer